NEWS RELEASE                                                           EXHIBIT 5

                                            [LOGO NORTHGATE EXPLORATION LIMITED]
NORTHGATE EXPLORATION LIMITED
Stock Symbol: NGX
Exchange Codes: TSX
Website: www.northgateexploration.ca


                          NEW ZONE DISCOVERED AT NUGGET
              KEMESS NORTH RESOURCE CONFIRMED BY CONTINUED DRILLING


VANCOUVER, SEPTEMBER 17, 2002 - Northgate Exploration Limited (TSX: NGX) is pleased to announce assay results for a further twelve diamond drill holes from its 2002 exploration program including the first results from drilling at the Nugget target where thick intersections of gold-copper porphyry mineralization have been newly discovered. Drilling on Kemess North continues to intersect substantial mineralization, confirming the geological model of the deposit and the 5.7 million ounce resource previously defined. The Company also reports that its regional exploration program has commenced with drilling on two properties outside Northgate's extensive land position.

--------------------------------------------------------------------------------
                                   HIGHLIGHTS

     - Results from the first hole at the Nugget Zone, located one kilometre west of the proposed pit outline at Kemess North, included three intervals each between 50-60 metres in width with grades of up to 0.2% copper and 0.55 gmt gold.

     - Drilling completed on 35 holes at Kemess North representing 70% of this year's program has further delineated the high-grade porphyry dome with grades greater than 1 gmt gold equivalent. The broad dimensions of the dome are now estimated to be 700 meters by 400 metres with a maximum thickness of 370 metres. Grades continue to increase with depth.

     - Two holes have been completed at Kemess East with partial assays available from one hole.

     - Regional exploration drilling at the Canasil and Praxis properties has commenced.

--------------------------------------------------------------------------------


Ken Stowe, President & CEO stated that, "We have received assay results back on approximately half of the 2002 exploration program. This intersection at Nugget opens up the potential for a thick zone of gold-copper mineralization to occur at shallower depth than at Kemess North and even closer to Kemess South in a previously untested area. These results in particular confirm our opinion that the region surrounding Kemess South, including both Kemess North and now, the Nugget represent a substantial gold-copper porphyry camp in British Columbia."

NORTHGATE EXPLORATION LIMITED
NEWS RELEASE


2002 EXPLORATION PROGRAM REVIEW
NUGGET DISCOVERY

The Company recently started drilling the Nugget target located one kilometre to the west of the Kemess North pit outline. Three holes are complete but assays are available only on two holes (KN-02-23 and KN-02-30). KN-02-23 intersected three zones of gold-copper mineralization in both the Takla Group volcanic rocks and the quartz-monzonite intrusive rocks, geology similar to Kemess North. This confirms a much larger continuous porphyry system than was previously known. Further drilling is planned to be completed during the current field season. Highlights from hole KN-02-23 include:


                         INTERSECTED
                           WIDTH
HOLE                      (METRES)            GOLD (gmt)          COPPER (%)
----                     -----------          ----------          ----------
KN-02-23 ............      56.4                 0.451               0.198
                           62.0                 0.550               0.134
                           54.0                 0.374               0.186


KEMESS NORTH PROJECT

Continued drilling in the east and central cirque area of Kemess North has defined additional intersections. Of particular note, is the further refining of the high-grade porphyry dome first discovered in 2001. This zone has now been confirmed both in terms of grade continuity and plan dimensions (approximately 700 metres east-west by 400 metres north-south) with thicknesses of up to 370 metres at 1 gram per tonne gold equivalent.

A deeper zone has also been intersected in the Central cirque area. This area was the focus of previous diamond drilling in 1992 but these older holes were terminated at much shallower depths. These new results should positively impact the 5.7 million ounce gold resource previously calculated by Northgate in 2001.

Drill highlights from the 2002 Kemess North program are found below and a complete summary of drilling results is found in the attachments:


                                 INTERSECTED
                                   WIDTH
HOLE                              (METRES)        GOLD (gmt)       COPPER (%)
-----                            -----------      ----------     --------------
KN-02-01* ...................      154.2             0.89            0.46
KN-02-03* ...................       79.8             0.81            0.30
KN-02-03* ...................      111.4             0.84            0.37
KN-02-04* ...................       98.5             0.96            0.44
KN-02-09* ...................      105.4             0.71            0.37
KN-02-13* ...................      200.2             0.61            0.30
KN-02-16 ....................      206.0             0.54            0.29
KN-02-24 ....................       71.0             0.89            0.44

*Assay results for these holes were previously released on August 7, 2002.



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NORTHGATE EXPLORATION LIMITED
NEWS RELEASE


KEMESS EAST

The porphyry system at Kemess North is characterized by an extensive surface gossan, 3.5 kilometres in strike length, which still remains open in several directions. Exploration drilling in 2001 confirmed the existence of a north-south trending fault, which appeared to bound the mineralization on the east. Drilling at Kemess East, a target 750 metres southeast of Kemess North is looking for the faulted-off extension of the deposit on the other side of this structure.

Two holes have been completed at Kemess East in the 2002 program, with partial assay results available on one of the holes (KN-02-32) including a 15.5 metre intersection of 1.17 gmt gold.

2002 REGIONAL EXPLORATION

Brenda Property

The first hole on the Brenda property, located approximately 19 kilometres north of Kemess North was collared on September, 8, 2002 and results are still pending. The Brenda property, under option from Canasil Resources Inc., has both porphyry type gold-copper and epithermal type gold-silver targets.

Praxis Property

Two diamond drill holes have been completed on the Praxis Property, under option from Praxis Goldfields Inc., located near Stewart, BC and assay results are pending. Two additional holes are planned in the coming weeks. Drilling is targeted toward Eskay Creek style deposits in a volcanogenic massive sulphide environment.



Drill core assays for Northgate's 2002 exploration program have been performed by ALS Chemex in North Vancouver. The 2002 drill program at Kemess North was designed and managed by staff at the Kemess Mine, headed by Mike Hibbitts, Chief Geologist and Project Coordinator.

                                 * * * * * * * *

Northgate is in the business of mining and exploring for gold and copper, with a focus on opportunities in North and South America. The Corporation's principal assets are the 275,000 ounce per year Kemess South mine in north-central British Columbia and the adjacent Kemess North Project where a significant exploration discovery was made in 2001. Significant growth potential exists at Kemess North, which contains an inferred resource of 5.7 million ounces of gold. A $5 million 34,000 metre diamond drilling program commenced in early June.



 This news release contains certain forward-looking statements that reflect the current views and/or expectations of Northgate Exploration Limited with respect to its performance, business and future events. Such statements are subject to a number of risks, uncertainties and assumptions. Actual results and events may vary significantly.


For further information, please contact:



MR. TERRY A. LYONS                         MR. KEN G. STOWE
Chairman                                   President and Chief Executive Officer
604-669-3141                               416-359-8641

NORTHGATE EXPLORATION LIMITED
NEWS RELEASE


KEMESS NORTH PROJECT
2002 EXPLORATION PROGRAM SUMMARY OF DRILLING RESULTS


Location                   Hole                Interval (m)**       Length (m)           Cu (%)            Au (gmt)
--------                   ----                --------------       ----------           ------            --------
Kemess North ..........    KN-12-12B           509.0-634.0          125.0                0.236             0.419
                           Including           509.0-540.0           31.0                0.362             0.675

                           KN-12-17B           597.9-640.0           42.1                0.263             0.359

                           KN-02-01            170.6-566.0          395.4                0.291             0.528
                           Including           407.4-561.6          154.2                0.464             0.887
                           Including           422.8-482.0           59.2                0.542             1.049

                           KN-02-02            Hole lost before intersecting target

                           KN-02-03            353.2-714.4          361.2                0.237             0.413
                           Including           447.1-526.9           79.8                0.297             0.809

                           KN-02-04            264.0-375.4          111.4                0.368             0.841
                           Including           321.6-375.4           53.8                0.408             1.186

                           KN-02-05            224.6-544.4          330.8                0.294             0.570
                           Including           409.7-508.2           98.5                0.435             0.959

                           KN-02-06            228.0-496.0          268.0                0.224             0.406

                           KN-02-07            478.3-517.7           39.4                0.300             0.430
                                               587.4-619.4           32.0                0.270             0.541

                           KN-02-08              284.8-404          119.2                0.212             0.547

                           KN-02-09            229.0-498.0          270.0                0.285             0.586
                           Including           392.6-498.0          105.4                0.367             0.710

                           KN-02-10            242.3-368.5          126.2                0.184             0.296

                           KN-02-11            Porphyry system not intersected (Post Mineralization Intrusives)

                           KN-02-12            517.9-584.4           66.5                0.250             0.326

                           KN-02-13             69.7-159.5           89.8                0.152             0.333
                                               390.8-591.0          200.2                0.303             0.614
                           Including           494.4-526.0           31.6                0.497             1.594

                           KN-02-14              11.2-70.7           59.5                0.207             0.262
                                               240.0-269.0           29.0                0.194             0.381
                                               460.0-474.0           14.0                0.315             0.509
                                               554.0-568.0           14.0                0.178             0.364




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NORTHGATE EXPLORATION LIMITED
NEWS RELEASE



Location               Hole                   Interval (m)**       Length (m)          Cu (%)             Au (gmt)
--------               ----                   --------------       ----------          ------             --------
                       KN-02-15                79.5-161.5            82.3               0.266              0.413
                       Including              211.9-296.0            84.1               0.180              0.337

                       KN-02-16               407.0-613.0           206.0               0.290              0.537
                       Including              539.5-585.0            45.5               0.469              1.252
                                              734.0-798.0            63.0               0.218              0.358

                       KN-02-17                 10.7-28.0            17.3               0.294              0.271
                                                51.8-79.3            27.5               0.226              0.292
                                              128.4-140.4            12.0               0.251              0.386
                                              200.4-231.0            30.6               0.211              0.311
                                              460.0-527.6            67.6               0.209              0.273
                                              600.0-637.0            37.0               0.231              0.290

                       KN-02-18               493.7-537.4            43.7               0.369              0.530
                                              559.1-573.0            13.9               0.371              0.892

                       KN-02-19               339.0-418.4            19.4               0.105              0.589

                       KN-02-20               Porphyry system not intersected (Post Mineralization Intrusives)

                       KN-02-21                79.0-192.0           113.0               0.159              0.310
                                              207.0-608.0           397.5               0.210              0.252

                       KN-02-22               551.0-706.2           155.2               0.233              0.223

                       KN-02-24               119.0-283.0           164.0               0.162              0.361
                                              327.0-705.6           378.6               0.301              0.484
                       Including              407.0-478.0            71.0               0.440              0.891

                       KN-02-25               Significant mineralization not intersected

                       KN-02-26               Hole lost before intersecting target

                       KN-02-28                20.5-228.0           207.5               0.183              0.396
                                              318.0-521.0           203.0               0.155              0.371

                       KN-02-29               625.0-648.0            23.0               0.211              0.307
                                              719.0-768.0            49.0               0.362              0.485

                       KN-02-31                7.62-27.43           19.81               0.260              0.294
                                              144.8-325.9           181.1               Assays are pending




                                       5
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NORTHGATE EXPLORATION LIMITED
NEWS RELEASE


Location               Hole            Interval (m)**                  Length (m)          Cu (%)                  Au (gmt)
--------               ----            --------------                 ----------           ------                  --------
                       KN-02-33        Assays are pending

                       KN-02-35        Assays are pending

                       KN-02-36        Assays are pending

                       KN-02-37        Assays are pending

                       KN-02-38        Assays are pending

                       KN-02-39        Drilling is in progress

                       KN-02-42        Drilling is in progress
------------------------------------------------------------------------------------------------------------------------------
Nugget ..........      KN-02-23        118.6-175.0                      56.4                0.198                   0.451
                                       432.0-494.0                      62.0                0.134                   0.550
                                       542.0-596.0                      54.0                0.186                   0.374

                       KN-02-30          75.4-88.2                      12.8                0.078                   0.702

                       KN-02-34            0-14.33                      14.3         Significant mineralization not intersected
                                        14.3-816.0                     801.7                  Assays are pending

                       KN-02-40        Drilling is in progress
------------------------------------------------------------------------------------------------------------------------------
Kemess East .....      KN-02-27        Significant mineralization not intersected

                       KN-02-32        127.6-143.12                     15.5                0.056                   1.168
                                       254.6-469.4                     214.8                     Assays are pending

                       KN-02-41        Drilling is in progress
-----------------------------------------------------------------------------------------------------------------------------

NORTHGATE EXPLORATION LIMITED
NEWS RELEASE


KEMESS NORTH PROJECT
2002 EXPLORATION PROGRAM SUMMARY OF DRILLING HOLE LOCATIONS


Location                 Hole No.       Easting (m)   Northing (m)  Elevation (m)    Azimuth     Dip      Length (m)
--------                 --------       -----------   ------------  -------------    -------     ---      ----------
KEMESS NORTH .........   KN-02-12B*     10282.240     16018.290     1794.380         340         -80      163.59
                         KN-02-17B**    10561.685     16095.934     1688.240           0         -90      165.39
                         KN-02-01       10458.930     16139.050     1699.140         360         -80      624.10
                         KN-02-02       10557.000     16377.650     1624.710           0         -90      224.64
                         KN-02-03       10460.780     16033.030     1707.690         360         -80      770.23
                         KN-02-04       10578.570     16289.420     1645.410         360         -75      450.90
                         KN-02-05       10356.230     16236.370     1736.820         360         -85      590.40
                         KN-02-06       10159.780     16341.220     1750.300         180         -85      602.59
                         KN-02-07       10461.190     15933.830     1724.970         360         -80      736.70
                         KN-02-08       10249.180     16367.610     1818.000         346         -80      423.67
                         KN-02-09       10358.300     16320.290     1736.580         360         -85      578.21
                         KN-02-10       10053.570     16264.580     1682.710           0         -90      502.01
                         KN-02-11       10157.510     16489.490     1784.890           0         -90      496.82
                         KN-02-12       10559.440     15989.110     1705.170           0         -90      688.54
                         KN-02-13       10360.000     16045.000     1740.000         360         -85      690.98
                         KN-02-14***    10061.900     15871.470     1692.080           0         -90      616.61
                         KN-02-15       9960.130      15904.610     1687.840           0         -90      626.94
                         KN-02-16****   10360.000     15840.000     1745.000         360         -75      803.84
                         KN-02-17       10062.930     15994.110     1683.080           0         -90      703.14
                         KN-02-18       10654.110     16067.110     1686.400           0         -90      736.70
                         KN-02-19       10364.550     16440.960     1729.900         360         -85      469.37
                         KN-02-20       10456.660     16361.900     1677.800         360         -75      458.70
                         KN-02-21       10069.650     16156.510     1678.020           0         -90      620.88
                         KN-02-22       10760.000     15980.000     1738.000         360         -85      721.46
                         KN-02-24       10551.958     16192.210     1679.128           0         -90      710.18
                         KN-02-25       10759.923     15976.200     1694.257         180         -75      764.13
                         KN-02-26       9858.307      16050.750     1672.376           0         -90      102.71
                         KN-02-28       9755.060      15761.200     1743.220           0         -90      623.93
                         KN-02-29       10360.000     15740.000     1770.000           0         -90      785.85
                         KN-02-31       9838.940      16223.120     1649.510         360         -70      325.85
                         KN-02-33       9960.680      16120.840     1663.650           0         -90      508.10
                         KN-02-35       9859.200      16132.860     1665.290           0         -90      577.60
                         KN-02-36       9929.730      16218.360     1653.040           0         -90      586.89
                         KN-02-37       10093.000     15158.000     1889.000         180         -70      491.46
                         KN-02-38       9860.000      15999.000     1679.000           0         -90      625.61
                         KN-02-39       10160.000     15880.000     1677.000           0         -90      in progress
                         KN-02-42       9760.000      16153.000     1672.000         360         -80      in progress
------------------------------------------------------------------------------------------------------------------------------------
NUGGET ...............   KN-02-23       8845.280      15091.100     1831.530         360         -75      1011.02
                         KN-02-30       8355.180      15596.850     1726.610         360         -70      450.19
                         KN-02-34       8332.290      15036.080     1755.710         360         -70      815.95
                         KN-02-40       8340.000      15314.000     1737.000         360         -70      in progress
------------------------------------------------------------------------------------------------------------------------------------




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NORTHGATE EXPLORATION LIMITED
NEWS RELEASE



Location                  Hole No.     Easting (m)   Northing (m)     Elevation (m)    Azimuth     Dip      Length (m)
--------                  --------     -----------   ------------     -------------    -------     ---      ----------
KEMESS EAST .........     KN-02-27     11784.770      15486.650       1736.230         360         -70      473.30
                          KN-02-32     11011.600      15445.260       1852.070         180         -60      469.39
                          KN-02-41     11460.000      15760.000       1803.000         180         -70      in progress
------------------------------------------------------------------------------------------------------------------------------------


*   Re-bottomed hole KN-00-12

**  Re-bottomed hole KN 01-17

*** Extra 196.90 metres drilled since August 7, 2002 New Release

    All assays by ALS Chemex

    All intervals calculated from the assays of individual samples taken approximately every two metres in the holes




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                  [KEMESS NORTH PROJECT DIAMOND DRILLING PLAN]







                                       9
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NORTHGATE EXPLORATION LIMITED
NEWS RELEASE


FIGURE 2 - KEMESS NORTH 2002 EXPLORATION PLAN

              [KEMESS NORTH DIAMOND DRILLING LONGITUDINAL SECTION]

NORTHGATE EXPLORATION LIMITED
NEWS RELEASE


FIGURE 3 - KEMESS NORTH 2002 EXPLORATION PLAN

                 [KEMESS NORTH DIAMOND DRILLING CROSS SECTION]



                                       11